FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                Date of Report (Date of earliest event reported):
                                  June 12, 1996




                                   FOHP, Inc.
             (Exact name of registrant as specified in its charter)

     New Jersey                      0-25944                    22-3314813
  (State or other                  (Commission                (IRS Employer
   jurisdiction                    File Number)               Identification
  of incorporation)                                              Number)


                                 2 Bridge Avenue
                                   Building 6
                         Red Bank, New Jersey 07701-1106
          (Address of principal executive offices, including zip code)

        Registrant's telephone number, including area code: (908)842-5000


         (Former name or former address, if changed since last report.)


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Item 5. Other Events.

         On May 2, 1996, FOHP, Inc. ("FOHP") entered into a letter of intent with QualCare, Inc. ("QualCare"), a New Jersey preferred provider organization which is owned by twelve (12) hospitals and six (6) physician hospital organizations, regarding the possible acquisition of QualCare by FOHP. After completing a due diligence review of QualCare, FOHP has decided not to pursue the aquisition at this time. Consequently, the letter of intent between FOHP and QualCare has been terminated.

         In addition, on February 6, 1996, FOHP entered into a letter of intent with Atlantic Health, LLC ("Atlantic Health"), a Maryland limited liability company, regarding the formation and operation of a health maintenance organization in the State of Maryland. The letter of intent expired by its terms on April 7, 1996 and all discussions between FOHP and Atlantic Health regarding the formation of a health maintenance organization in Maryland have ceased.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           FOHP, Inc.
                                           (Registrant)




                                           By: /s/ DONALD PARISI
                                           ------------------------------------
                                           Donald Parisi
                                           Senior Vice President, Legal Affairs
                                           and General Counsel

Date:  June 17, 1996